SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported): April 22, 2002
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                               NEXGEN VISION, INC.
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             (Exact name of registrant as specified in its charter)


          DELAWARE                       333-46682                87-0659918
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(State or other jurisdiction of    Commission File No.         IRS Employer
         incorporation)                                       Identification No.



                      3505 Summit Trail, Atlanta, GA 30041
               (Address of principal executive offices)(Zip Code)


       Registrant's telephone number, including area code: (770) 886-3200
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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

On April 22, 2002, K-1 Builders, Inc. ("K-1"), predecessor to NexGen Vision, Inc., a Delaware corporation(the "Registrant"), and Nexgen Merger, Inc. (formerly known as Nexgen Vision, Inc.), a Delaware corporation ("NexGen Merger") entered into an "Agreement and Plan of Reorganization" (the "Agreement") whereby the Registrant acquired 100% of the issued and outstanding stock of NexGen Merger in exchange for stock of the Registrant, in a transaction intended to qualify as a tax-free exchange pursuant to section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended. The Registrant acquired such shares in exchange for 7,700,000 "restricted" shares, as defined in Rule 144 under the Securities Act of 1933, of the Registrant's Class B common stock, par value $0.001 per share. Prior to the closing, K-1 reincorporated in Delaware under the name of NexGen Vision, Inc. Simultaneously with its reincorporation, the Registrant reclassified its outstanding capital stock by creating two separate classes of common stock, Class A common stock with one vote per share and Class B common stock with 10 votes per share. In connection with the closing, stockholders of the Registrant cancelled 1,150,000 shares of Class A common stock.

The authorized capitalization of the Registrant currently consists of 50,000,000 shares of Class A common stock, $0.001 par value, with one vote per share; 7,700,000 shares of Class B common stock, $0.001 par value, with 10 votes per share; and 10,000,000 shares of preferred stock, $0.001 par value. There are 2,300,000 shares of Class A common stock issued and outstanding, of which 1,990,000 are free trading shares not subject to any restrictions on public sale. There are also 7,770,000 shares of Class B common stock outstanding.

As a result of the share exchange, Mr. Gary T. Lafferty and ARB Enterprises, Inc. (controlled by Messrs. Hermann and Alberto Burckhardt) acquired control of the Registrant. In addition, Mr. John Chris Kirch ("Kirch") the former principal stockholder and sole director of the Registrant agreed to resign as a director and Mr. Lafferty and Messrs. Hermann and Alberto Burckhardt were appointed to the Registrant's board of directors. Mr. Kirch resigned as the Registrant's sole officer. The new officers are:

                  Gary T. Lafferty                   Chief Executive Officer
                  Hermann Burckhardt                 President
                  Alberto Burckhardt                 Vice President
                  Jan Lafferty                       Secretary

Prior to consummating the transaction, K-1 was a public shell with no operations. Upon consummation of the transaction, the Registrant began operating business under two subsidiaries namely, CobraVision, Inc. and FB Optical, Inc. with its principal revenues generated by CobraVision. Under CobraVision, the Registrant is engaged in the business of distributing opthamalic lenses for eyewear, and in licensing proprietary technologies relating to the ophthalmic field. Under FB Optical, the Registrant is engaged in the business of refurbishing optical equipment for resale to developing markets located outside the United States.

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If by May 7, 2002 the Registrant has not paid $180,000 to its former principal stockholder, the Agreement shall be rescinded, and any funds held in escrow by the Registrant's attorney shall be returned to NexGen Merger less $15,000 in penalties.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

The required financial statements and pro forma financial information shall be filed within 75 days of the closing or by July 8, 2002.

         EXHIBITS

         1.1  Agreement and Plan of Reorganization dated April 10, 2002.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                         NEXGEN VISION, INC.



Dated:  April 22, 2002                   By: /s/ Gary Lafferty
                                         ---------------------
                                         Gary Lafferty, Chief Executive Officer





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